PEPSICO CONFIRMS EARLIER GUIDANCE

PURCHASE, N.Y. Sept. 3, 2003 – PepsiCo today confirmed earlier statements that, for full year 2003, it expects to deliver reported EPS of $2.16 to $2.19, which includes about 3 cents of merger costs. The company also confirmed earlier guidance that it expects to generate cash from operations, after capital spending, of $3 billion. This assumes $1.5 billion of capital spending and $400-500 million of pension contribution.

This confirmation was provided in advance of a presentation to investors by Indra K. Nooyi, PepsiCo President and CFO, at the Prudential Back-to-School Consumer Conference in Boston on September 3 at 9:45 a.m. Eastern time. A live webcast of the presentation will be accessible through PepsiCo’s website at www.pepsico.com and will be available for replay at the site for a period of 90 days.

Cautionary Statement

This release contains statements concerning PepsiCo’s expectations for future performance. Any such forward-looking statements are inherently speculative and are based on currently available information, operating plans, and projections about future events and trends. As such, they are subject to numerous risks and uncertainties. Actual results and performance may be significantly different from expectations.

Investors should refer to the “investors” section of PepsiCo’s website at www.pepsico.com to find disclosure and reconciliation of non-GAAP financial measures used by management when discussing PepsiCo’s financial results with investors, under the heading “financial releases”.

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